THE DAYTON POWER AND LIGHT COMPANY
AND
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
Trustee

Fifty-Second Supplemental Indenture

Dated as of June 6, 2019

THE DAYTON POWER AND LIGHT COMPANY
FIFTY-SECOND SUPPLEMENTAL INDENTURE DATED AS OF JUNE 6, 2019

TABLE OF CONTENTS
Parties    1
Recitals    1
Granting clauses    6
FIRST. REAL PROPERTY AND INTERESTS IN REAL PROPERTY.8
SECOND. ELECTRIC GENERATING PLANTS.8
THIRD. TRANSMISSION LINES.8
FOURTH. SUBSTATIONS AND SUBSTATION SITES.8
FIFTH. ELECTRIC DISTRIBUTION SYSTEMS.9
SIXTH. LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.9
SEVENTH. GAS DISTRIBUTION SYSTEMS.9
EIGHTH. OFFICE AND DEPARTMENTAL BUILDINGS.10
NINTH. TELEPHONE LINES.10
TENTH. FRANCHISES.10
ELEVENTH. OTHER REAL ESTATE AND APPURTENANCES.10
TWELFTH. PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF THE FIRST MORTGAGE AS AMENDED.11
HABENDUM CLAUSE12
SUBJECT CLAUSE12
GRANT IN TRUST12
ARTICLE ONE BONDS OF THE 3.950% SERIES DUE 2049 AND ISSUE THEREOF    13
SECTION 1.SERIES AND FORM OF NEW BONDS    13
SECTION 2.ISSUE OF NEW BONDS    13
SECTION 3.DATES, INTEREST, ETC., OF NEW BONDS    13
SECTION 4.DENOMINATIONS AND EXCHANGEABILITY OF NEW BONDS;TEMPORARY BONDS MAY BE AUTHENTICATED AND DELIVERED    14
SECTION 5.REDEMPTION OF NEW BONDS AND REDEMPTION PRICE    15
SECTION 6.REGISTRATION RIGHTS FOR NEW BONDS    17
SECTION 7.PRIVATE BONDS    17
SECTION 8.TRANSFERS OF NEW BONDS    18

i

SECTION 9.NOTICES    21
SECTION 10.DEFINITIVE NEW BOND CERTIFICATES    21
SECTION 11.BENEFICIAL INTERESTS IN GLOBAL SECURITY    21
SECTION 12.DEFEASANCE    22
ARTICLE TWO COVENANTS OF THE COMPANY.24

SECTION 1.CONFIRMATION OF COVENANTS BY COMPANY IN THE FIRST MORTGAGE    24
SECTION 2.COVENANT OF THE COMPANY AND LEGAL OPINION AS TO RECORDING    24

ARTICLE THREE MISCELLANEOUS24
SECTION 1.AUTHENTICATION AND DELIVERY OF NEW BONDS IN ADVANCE OF THE RECORDING OF FIFTY-SECOND SUPPLEMENTAL INDENTURE    24
SECTION 2.FIFTY-SECOND SUPPLEMENTAL INDENTURE TO FORM PART OF FIRST MORTGAGE    24
SECTION 3.DEFINITIONS IN FIRST MORTGAGE SHALL APPLY TO FIFTY-SECOND SUPPLEMENTAL INDENTURE    25
SECTION 4.EXECUTIONS IN COUNTERPARTS    25

Testimonium    S-1
Signatures    S-1
Acknowledgments    S-2

EXHIBIT A - FORM OF GLOBAL PRIVATE BOND    A-1
EXHIBIT B - FORM OF GLOBAL EXCHANGE BOND    B-1
EXHIBIT C - FORM OF TRANSFER CERTIFICATE

144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY    C-1
EXHIBIT D - FORM OF TRANSFER CERTIFICATE

REGULATION S GLOBAL SECURITY TO 144A GLOBAL SECURITY    D-1

ii

FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of June 6, 2019, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a corporation of the State of New York (hereinafter called the “Trustee” ), as Trustee, party of the second part, whose mailing address is 240 Greenwich Street, New York, New York 10286.
WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York Mellon) a certain Indenture, dated as of October 1, 1935 (hereinafter called the “First Mortgage”), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the “Bonds”); and
WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and
WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and
WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty –one Supplemental Indentures numbered, dated and, except as set forth below, providing for their respective series of Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding
First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A Due 1978	None
Sixth	February 1, 1952	3¼% Series Due 1982	None
Seventh	September 1, 1954	3% Series Due 1984	None
Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5⅛% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	None
Eleventh	May 1, 1967	5⅝% Series Due 1997	None
Twelfth	June 15, 1968	6¾% Series Due 1998	None
Thirteenth	October 1, 1969	8¼% Series Due 1999	None
Fourteenth	June 1, 1970	9½% Series Due 2000	None
Fifteenth	August 1, 1971	8% Series Due 2001	None
Sixteenth	October 3, 1972	None issued	None
Seventeenth	November 1, 1973	8% Series Due 2003	None
Eighteenth	October 1, 1974	10⅛% Series Due 1981	None
Nineteenth	August 1, 1975	10.70% Series Due 2005	None
Twentieth	November 15, 1976	8¾% Series Due 2006	None
Twenty-First	April 15, 1977	6.35% Series Due 2007	None
Twenty-Second	October 15, 1977	8½% Series Due 2007	None

Twenty-Third	April 1, 1978	8.95% Series Due 1998	None
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	None
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	None
Twenty-Sixth	December 1, 1979	12⅛% Series Due 2009	None
Twenty-Seventh	February 1, 1981	14⅝% Series Due 1988	None
Twenty-Eighth	February 18, 1981	14⅝% Series Due 1988	None
Twenty-Ninth	September 1, 1981	17% Series Due 1991	None
Thirtieth	March 1, 1982	16¾% Series Due 2012	None
Thirty-First	November 1, 1982	11½% Series Due 2012-A	None
Thirty-Second	November 1, 1982	11½% Series Due 2012-B	None
Thirty-Third	December 1, 1985	9½% Series Due 2015	None
Thirty-Fourth	April 1, 1986	9% Series Due 2016	None
Thirty-Fifth	December 1, 1986	8⅞% Series Due 2016	None
Thirty-Sixth	August 15, 1992	6.40% Pollution Control Series 1992-A Due 2027	None
		6.40% Pollution Control Series 1992-B Due 2027	None
Thirty-Seventh	November 15, 1992	6.50% Pollution Control Series 1992-C Due 2022	None
Thirty-Eighth	November 15, 1992	8.40% Series Due 2022	None
Thirty-Ninth	January 15, 1993	8.15% Series Due 2026	None
Fortieth	February 15, 1993	7⅞% Series Due 2024	None
Forty-First	February 1, 1999	None issued	None
Forty-Second	September 1, 2003	5.125% Series Due 2013	None
Forty-Third	August 1, 2005	4.80% Pollution Control Series 2005-A Due 2034	None
		4.80% Pollution Control Series 2005-B Due 2034	None
		4.70% Pollution Control Series 2005-C Due 2028	None
Forty-Fourth	September 1, 2006	4.80% Pollution Control Series 2006 Due 2036	None
Forty-Fifth	November 1, 2007	Variable Rate Pollution Control Series 2007 Due 2040	None
Forty-Sixth	December 1, 2008	Variable Rate Pollution Control Series 2008-A Due 2040	None
		Variable Rate Pollution Control Series 2008-B Due 2040	None
Forty-Seventh	September 1, 2013	1.875% Series Due 2016	None
Forty-Eighth	August 1, 2015	Variable Rate Pollution Control Series 2015-A Due 2040	$100,000,000
Forty-Ninth	August 1, 2015	Variable Rate Pollution Control Series 2015-B Due 2040	$100,000,000
Fiftieth	August 1, 2016	Variable Rate Series 2016 Due 2022	$434,987,500
Fifty-First	September 29, 2017	None issued	None
WHEREAS, said Eleventh Supplemental Indenture, which created the 5⅝% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and
WHEREAS, said Fifteenth Supplemental Indenture, which created the 8⅛% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of

Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment of Article Five of the First Mortgage, as theretofore amended, altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage, as theretofore amended; and
WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993 remain outstanding and the amendments contained in said Eleventh Supplemental Indenture have become effective; and
WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000 remain outstanding and the amendments contained in said Fifteenth Supplemental Indenture that did not theretofore become effective by virtue of the Sixteenth Supplemental Indenture have become effective; and
WHEREAS, said Forty-Second Supplemental Indenture, which created the 51/8% Series Due 2013, provided in its Article Two for certain amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i); and
WHEREAS, none of the Bonds of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024 remain outstanding and the amendments contained in said Forty-Second Supplemental Indenture have become effective; and
WHEREAS, said Fiftieth Supplemental Indenture, which created the Variable Rate Series 2016 Due 2022 (the “Series 2016 Bonds”), provided in its Article Four for certain amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either

(a) there shall not be any Bonds outstanding of (i) 4.80% Pollution Control Series 2005-A Due 2034, (ii) 4.80% Pollution Control Series 2005-B Due 2034, (iii) 4.70% Pollution Control Series 2005-C Due 2028, (iv) 4.80% Pollution Control Series 2006 Due 2036, (v)Variable Rate Pollution Control Series 2008-A Due 2040, (vi) Variable Rate Pollution Control Series 2008-B Due 2040, and (vii) 1.875% Series Due 2016; or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding (including in determining such majority the amount of the Series 2016 Bonds embodied herein), all in conformity with the provisions of Article Eighteen of the First Mortgage as amended; and
WHEREAS, none of the Bonds of (i) 4.80% Pollution Control Series 2005-A Due 2034, (ii) 4.80% Pollution Control Series 2005-B Due 2034, (iii) 4.70% Pollution Control Series 2005-C Due 2028, (iv) 4.80% Pollution Control Series 2006 Due 2036, (v)Variable Rate Pollution Control Series 2008-A Due 2040, (vi) Variable Rate Pollution Control Series 2008-B Due 2040, and (vii) 1.875% Series Due 2016 remain outstanding and the amendments contained in said Fiftieth Supplemental Indenture have become effective; and
WHEREAS, the First Mortgage as amended by the First through the Fifty-First Supplemental Indentures is hereinafter called the “First Mortgage as amended”; and
WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than the 3½% Series Due 1960; and
WHEREAS, the Company, pursuant to resolutions duly adopted by its Board of Directors by unanimous written consent in lieu of a meeting, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Fifty-Second Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 3.950% Series Due 2049 (hereinafter sometimes called the “New Bonds”, which term shall include the Private Bonds and the Exchange Bonds (each as defined herein), unless the context otherwise requires); and

WHEREAS, the Series 2016 Bonds in an aggregate principal amount of $434,987,500 shall be surrendered to the Trustee for cancellation as a condition to and upon the issuance of, and form the basis for the authentication and delivery of, the New Bonds; and
WHEREAS, the New Bonds and the Trustee’s certificate to be endorsed on all the New Bonds are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of Exhibits A and B hereto, as applicable; and
WHEREAS, under said resolution the Board of Directors of the Company authorized officers of the Company to approve the form, terms and provisions of this Fifty-Second Supplemental Indenture (including the forms of the New Bonds) and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and
WHEREAS, all things necessary to make the New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;
NOW, THEREFORE, THIS INDENTURE WITNESSETH
that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Fifty-Second Supplemental Indenture according to their tenor, purport and effect, as well as the interest thereon and the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Fifty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Fifty-Second Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does mortgage, grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever with covenant of general warranty, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

REAL PROPERTY AND INTERESTS IN REAL PROPERTY.
All and singular, all real property and interests in real property acquired by the Company between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by the Company at the latter date, including, without limitation, such real property and improvements to be more fully and specifically described in any document, if any, necessary and appropriate for recordation accompanying the filing of this Fifty-Second Supplemental Indenture in the appropriate recorder’s office.
SECOND.

ELECTRIC GENERATING PLANTS.
All electric generating plants and stations of the Company acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.
THIRD.

TRANSMISSION LINES.
All electric overhead and underground transmission lines of the Company acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.
FOURTH.

SUBSTATIONS AND SUBSTATION SITES.
All substations and switching stations of the Company acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

FIFTH.

ELECTRIC DISTRIBUTION SYSTEMS.
All electric distribution systems of the Company acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.
SIXTH.

LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.
All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.
SEVENTH.

GAS DISTRIBUTION SYSTEMS.
All gas distribution systems of the Company acquired or constructed by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.

OFFICE AND DEPARTMENTAL BUILDINGS.
All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.
NINTH.

TELEPHONE LINES.
All telephone lines of the Company acquired by it between September 29, 2017, the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.
TENTH.

FRANCHISES.
All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between September 29, 2017 the date of the Fifty-First Supplemental Indenture, and the date of this Fifty-Second Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Fifty-Second Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.
ELEVENTH.

OTHER REAL ESTATE AND APPURTENANCES.
A.    All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Fifty-Second Supplemental Indenture.
B.    All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.    All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.
D.    All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.
E.    All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.
It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.
TWELFTH.

PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF THE FIRST MORTGAGE AS AMENDED.

A.     Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage:  (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.
B.    Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which, from time to time after the execution of this Fifty-Second Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.
SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the years 2018 and 2019 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;
IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE

BONDS OF THE 3.950% SERIES DUE 2049 AND ISSUE THEREOF
SECTION 1.    Series and Form of New Bonds. There shall be a series of Bonds designated “3.950% Series Due 2049”, each of which shall bear the descriptive title First Mortgage Bond. The New Bonds shall be issued by the Company under the First Mortgage as amended and this Fifty-Second Supplemental Indenture in the initial principal amount of $425,000,000. Additional New Bonds, without limitation as to amount, having substantially the same terms as the outstanding New Bonds (except a different issue date, issue price and bearing interest from the last interest payment date to which interest has been paid or duly provided for on the outstanding New Bonds, and, if no interest has been paid, from June 6, 2019), may also be issued by the Company pursuant to the First Mortgage as amended and this Fifty-Second Supplemental Indenture without the consent of the existing holders of the New Bonds. Such additional New Bonds shall be part of the same series as the outstanding New Bonds.
The New Bonds shall be in registered form only and such New Bonds and the Trustee’s certificate to be endorsed on all the New Bonds shall respectively be substantially in the forms set forth in Exhibits A and B hereto, as applicable.
SECTION 2.    Issue of New Bonds. Upon the execution and delivery of this Fifty-Second Supplemental Indenture and upon delivery of the New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Fifty-Second Supplemental Indenture, authenticate the New Bonds and deliver the New Bonds as provided in said Article Five, Article Six or Article Seven.
SECTION 3.    Dates, Interest, etc., of New Bonds. The New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature June 15, 2049; and shall bear interest from June 6, 2019 as provided in said Section 3 of Article Two at the rate of 3.950% per annum until paid or redeemed as hereinafter provided, payable on December 15, 2019 and thereafter semi-annually on each June 15 and December 15, and on the maturity date, to the Bondholders in whose names such New Bonds are registered at the close of business on the June 1 or December 1 immediately preceding such June 15 or December 15, as the case may be, except that if the Company shall default in the payment of any installment of interest on any New Bonds, such interest in default shall be paid to the Bondholders in whose names the New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the New Bonds may be listed. If the Company does not comply with certain of its obligations under the Registration Rights Agreement (as defined below), the Private Bonds shall, in accordance with Section 2(d) of the Registration Rights Agreement, bear additional interest (“Additional Interest”) in addition to the interest provided for in the immediately preceding sentence. For purposes of this Fifty-Second Supplemental Indenture and the New Bonds, the term “interest” shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. The New Bonds shall be payable as to both principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which principal or interest is payable on the New Bonds is not a Business Day (as defined below), the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. “Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.
SECTION 4.    Denominations and Exchangeability of New Bonds; Temporary Bonds may be Authenticated and Delivered. The New Bonds shall be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Subject to the provisions of any legend set forth thereon, whenever any New Bond or New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Bond or New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Bond or New Bonds so surrendered, a New Bond or New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive. On presentation of any New Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Bond or New Bonds in principal amount equal to the unredeemed portion of the New Bond so presented.
The Company shall not be required to (a) register a transfer of, or exchange, any New Bond during a period of fifteen (15) days next preceding any selection of New Bonds to be redeemed or (b) register a transfer of, or exchange, any New Bond which shall have been selected for redemption in whole or in part.
A service charge will not be made for any registration of transfer or exchange of New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
Until definitive New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Bonds as provided in Section 8 of Article Two of the First Mortgage as amended. Such temporary New Bonds shall be exchangeable for definitive New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Fifty-Second Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.
SECTION 5.    Redemption of New Bonds and Redemption Price. New Bonds may be redeemed, prior to December 15, 2048, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended (except as provided below), as a whole at any time, or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the New Bonds being redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of the scheduled payments of principal and interest on such New Bonds from the redemption date to December 15, 2048 (the date that is six months prior to the maturity date, discounted from their respective scheduled payment dates to the redemption date on semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points. On or after December 15, 2048 (the date that is six months prior to the maturity date), the New Bonds may be redeemed, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended (except as provided below), as a whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Bonds being redeemed, plus accrued and unpaid interest, if any, on the New Bonds to be redeemed to, but excluding, the redemption date.
As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:
“Treasury Yield” means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity (to December 15, 2048) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. “Comparable Treasury Issue” means, the United States treasury security selected by an independent investment banker as having a maturity comparable to the time period from the redemption date to the remaining term (to December 15, 2048) of the New Bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term (to December 15, 2048).
“Quotation Agent” means the Reference Treasury Dealer.
“Reference Treasury Dealer” means a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”) appointed by BofA Securities, Inc. or J.P. Morgan Securities LLC and their successors or any other Primary Treasury Dealer appointed by the Company.
“Comparable Treasury Price” means, with respect to any date of redemption: (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption Date.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price of the New Bonds and shall be entitled to receive and rely conclusively upon a Treasurer’s Certificate that states the redemption price.
Notwithstanding the provisions of Article Ten of the First Mortgage as amended, any notice of redemption given with respect to the New Bonds (i) may provide that if, at the time notice of redemption is given, the redemption monies are not held by the Trustee, the redemption may be made subject to receipt of such monies before the date fixed for redemption, and such notice shall be of no effect and the Company shall not be required to redeem such New Bonds unless such monies are so received, and (ii) will be deemed to be sufficiently given if mailed by or on behalf of the Company at least 20 days and not more than 60 days prior to the date of redemption to each registered holder of such New Bond or New Bonds to be redeemed at his or her last address appearing upon the registry books of the paying agent. Failure duly to mail such notice to the owner or holder of any New Bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other New Bond.
Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any New Bond may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking of such registered holder, for the benefit of the Trustee and of the Company, that such registered holder (a) will promptly and prior to any transfer make notations on such New Bond of the portions thereof so redeemed and the date to which interest has been paid thereon; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such New Bond or any interest thereon unless, prior to the delivery thereof, such New Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed and the date to which interest has been paid thereon or shall have been surrendered to the Trustee in exchange for a New Bond or New Bonds aggregating the unredeemed balance of the principal amount of such New Bond. The Trustee shall not be under any duty to determine that such notations have been made. The Trustee shall not be liable or responsible to any Bondholder or to the Company or to any person for any act or omission to act on the part of the Company or any Bondholder in connection with the foregoing. The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission or any action of the Trustee in accordance with this paragraph.

Except as in this Fifty-Second Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Bonds at any time outstanding.
Except as set forth in this Section 5 of Article One of this Fifty-Second Supplemental Indenture, the New Bonds are not redeemable by the Company.
SECTION 6.    Registration Rights for New Bonds. The Company has entered into an Exchange and Registration Rights Agreement dated as of June 6, 2019 (the “Registration Rights Agreement”) with the initial purchasers of the New Bonds pursuant to which, among other things, the New Bonds that are issued without registration (the “Private Bonds”) under the Securities Act of 1933, as amended (the “Securities Act”), may be exchanged for New Bonds that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds (the “Exchange Bonds”) or, failing such exchange, the Company will file a shelf registration for the resale of the Private Bonds. The Private Bonds will be offered and sold in reliance on exemptions from, or in transactions not subject to, the Securities Act, and Private Bonds will be exchanged for Exchange Bonds only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the First Mortgage as amended. Except as provided in the Registration Rights Agreement, nothing in the First Mortgage as amended or the New Bonds shall be construed to require the Company to register any New Bonds under the Securities Act, or to make any transfer of such New Bonds in violation of applicable law. The Private Bonds and the Exchange Bonds will constitute a single series of Bonds under the First Mortgage as amended and this Fifty-Second Supplemental Indenture.
SECTION 7.    Private Bonds. (a) Private Bonds offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global New Bonds, substantially in the form of Exhibit A (a “144A Global Security”), deposited with The Depository Trust Company (the “Clearing Agency”) or the Trustee as custodian for the Clearing Agency. Transfers of beneficial interests in the 144A Global Security will be subject to the restrictions on transfer contained in the non-registration legend set forth in Exhibit A. Transfers of beneficial interests in the 144A Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.
(a)    Private Bonds offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global New Bonds, substantially in the form of Exhibit A (a “Regulation S Global Security”), but without the non-registration legend set forth therein, deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency. Prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security will be subject to the restrictions on transfer contained in the Regulation S legend set forth in Exhibit A. After the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security will not be subject to any restrictions. Transfers of beneficial interests in the Regulation S Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.

For purposes of this Fifty-Second Supplemental Indenture, (i) “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency, (ii) “Distribution Compliance Period” means the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the New Bonds commences or (y) the original issue date of the New Bonds, and (iii) “Global Securities Certificate” or “Global Security” means any Private Bond in the form of a 144A Global Security, a Regulation S Global Security and, if applicable, any Exchange Bond represented in global form and deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.
(b)    Exchange Bonds shall be issued in global form, substantially in the form, and bearing the legends, set forth in Exhibit B, deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.
SECTION 8.    Transfers of New Bonds. (a) So long as the Private Bonds are eligible for book-entry settlement in the Clearing Agency or unless otherwise required by law, all Private Bonds that are so eligible will be represented by one or more Global Securities Certificates deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency. No owner of a beneficial interest in a Global Securities Certificate will receive a Definitive New Bond Certificate representing such owner’s beneficial interest in the Private Bonds, except as provided in Section 8(f) of this Article One; provided, however, that the Company shall issue a Definitive New Bond Certificate upon any transfer of a beneficial interest in a Global Security to the Company or an “affiliate” as defined in Rule 144 under the Securities Act (an “Affiliate”) of the Company and no Definitive New Bond Certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be resold, retransferred or included in any Global Security until such Private Bond is freely tradeable in accordance with Rule 144 under the Securities Act or exchanged for an Exchange Bond.
For purposes of this Fifty-Second Supplemental Indenture, “Definitive New Bond Certificates” means New Bonds issued in definitive, fully registered form, substantially in the form of Exhibit A, but without the depository legend and the Regulation S legend set forth therein.
(a)    Global Securities shall initially be registered in the name of a nominee of the Clearing Agency.
(b)    Transfers of interests in Private Bonds between any 144A Global Security and any Regulation S Global Security will be made in accordance with this Fifty-Second Supplemental Indenture (including Section 8(d)(iii) and (iv) of this Article One, as applicable) and in accordance with the standing instructions and procedures of the Clearing Agency. The Trustee shall make appropriate endorsements to reflect increases or decreases in the amount of such Global Securities.
(c)    Unless and until the earlier of (i) the date upon which Private Bonds are exchanged for Exchange Bonds in connection with an effective registration statement pursuant to the Registration Rights Agreement or (ii) the Transfer Restriction Termination Date (meaning the first day in which the New Bonds (other than New Bonds acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144 under the Securities Act):
(i)    Definitive to Definitive Transfers. Any transfer of a Definitive New Bond Certificate shall be registered on the registry books only upon receipt by the Trustee of such Definitive New Bond Certificate accompanied by a duly completed and executed assignment in a form reasonably acceptable to the Trustee and such other certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is exempt from the registration requirements of the Securities Act;
(ii)    Definitive into Global Security. So long as Private Bonds are eligible for book-entry settlement with the Clearing Agency or unless otherwise required by law, upon any transfer of a Definitive New Bond Certificate to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or to a non-U.S. Person in accordance with Regulation S, and upon receipt of the Definitive New Bond Certificate being so transferred, the Trustee shall make an endorsement on any 144A Global Security or any Regulation S Global Security, as the case may be, to reflect an increase in such Global Security and the Trustee shall cancel such Definitive New Bond Certificate;
(iii)    144A Global Security into Regulation S Global Security. Any transfer in accordance with Rule 903 or Rule 904 of Regulation S of a beneficial interest in a 144A Global Security shall be reflected by an increase in the Regulation S Global Security and a corresponding decrease in the 144A Global Security, in each case by the Trustee making an endorsement on such Global Security, only upon receipt by the Trustee of a written certificate in the form of Exhibit C (or such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to such Rule 903 or Rule 904); and
(iv)    Regulation S Global Security into 144A Global Security. Any transfer of a beneficial interest in a Regulation S Global Security to a transferee that takes delivery in the form of a beneficial interest in the 144A Global Security shall be reflected by an increase in the 144A Global Security and a corresponding decrease in the Regulation S Global Security, in each case by the Trustee making an endorsement on such Global Security and, prior to the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certificate in the form of Exhibit D (or such other certifications, legal opinions or other information as the Company may reasonably require).
(d)    Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Fifty-Second Supplemental Indenture and the First Mortgage as amended as may be required by the Clearing Agency, by any national securities exchange or by the Financial Industry Regulatory Authority, Inc. or as may be required for the Private Bonds to be tradable on any other market developed for trading of securities pursuant to Rule 144A under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the New Bonds may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular New Bonds are subject.
(e)    Notwithstanding any other provisions of this Fifty-Second Supplemental Indenture (other than the provisions set forth in this Section 8(f)), a Global Security may not be exchanged in whole or in part for Definitive New Bond Certificates, and no transfer of a Global Security may be registered, in the name of any person other than the Clearing Agency or a nominee thereof unless (i) such Clearing Agency (A) has notified the Trustee and the Company that it is unwilling or unable to continue as Clearing Agency for such Global Security or (B) has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and no successor Clearing Agency has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such cessation of registration, (ii) there has occurred and is continuing an Event of Default, or any event that after notice or lapse of time or both would be an Event of Default under the First Mortgage as amended, with respect to the New Bonds or (iii) the Company in its discretion instructs the Trustee to exchange such Global Security for Definitive New Bond Certificates (in which case such exchange shall be effected by the Trustee).
(f)    Unless and until Definitive New Bond Certificates have been issued to owners pursuant to Section 10 of this Article One, the following provisions of this Section 8(g) shall be in full force and effect:
(i)    the security registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Fifty-Second Supplemental Indenture relating to the Global Securities (including the payment of principal, premium, if any, and interest on the New Bonds evidenced by Global Securities Certificates and the giving of instructions or directions to owners of New Bonds evidenced by Global Securities) as the sole holder of New Bonds evidenced by Global Securities and shall have no obligations to the beneficial owners thereof; and
(ii)    the rights of the beneficial owners of the Global Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such beneficial owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive New Bond Certificates are issued pursuant to Section 8(f) of this Article One or Section 10 of this Article One, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the New Bonds to such Clearing Agency Participants.
(g)    The Company shall inform the Trustee of the effective date of any registration statement registering the Exchange Bonds or the Private Bonds under the Securities Act. Upon the receipt of a request in writing from the Company, the Trustee will take such actions as shall be necessary to effectuate the exchange of any of the Private Bonds for Exchange Bonds, including but not limited to the issuance of Exchange Bonds in the form substantially set forth in Exhibit B, the entry of decreases in the Regulation S Global Security and the 144A Global Security or, if applicable, the cancellation of any Definitive New Bond Certificates.
SECTION 9.    Notices. To the extent that a notice or other communication to the beneficial owners is required under this Fifty-Second Supplemental Indenture, unless and until Definitive New Bond Certificates shall have been issued to beneficial owners pursuant to Section 10 of this Article One, the Trustee shall give all such notices and communications specified herein to be given to beneficial owners to the Clearing Agency, and shall have no obligations to the beneficial owners.
SECTION 10.    Definitive New Bond Certificates. Upon surrender to the security registrar of the Global Securities Certificates by the Clearing Agency upon occurrence of any of the events described in Section 8(f) of this Article One, accompanied by registration instructions, the Trustee shall authenticate and deliver and the security registrar shall register the Definitive New Bond Certificates in accordance with the instructions of the Clearing Agency. Neither the security registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive New Bond Certificates, the Trustee shall recognize the holders of the Definitive New Bond Certificates as Bondholders.
SECTION 11.    Beneficial Interests in Global Security. Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all restrictions, if any, and procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Fifty-Second Supplemental Indenture, the New Bonds or applicable law with respect to any transfer or any interest in any New Bond (including any transfers between or among the Clearing Agency Participants or owners or holders of beneficial interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of, this Fifty-Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
None of the Company, the Trustee, any paying agent or the security registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
No holder of any beneficial interest in any Global Security held on its behalf by the Clearing Agency (or its nominee) shall have any rights under this Fifty-Second Supplemental Indenture with respect to such Global Security or any New Bond represented thereby, and the Clearing Agency may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any New Bond represented thereby for all purposes whatsoever.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency, as a holder, with respect to such Global Security or shall impair, as between the Clearing Agency and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of the Clearing Agency (or its nominee) as holder of such Global Security.
SECTION 12.    Defeasance. (a) Any New Bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the First Mortgage as amended and this Fifty-Second Supplemental Indenture and the entirety of the Company’s indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any paying agent (other than the Company) for such purpose, in trust:
(i)    money (including funded cash not otherwise applied pursuant to the First Mortgage as amended and this Fifty-Second Supplemental Indenture to the extent permitted by the First Mortgage as amended and this Fifty-Second Supplemental Indenture) in an amount; or
(ii)    in the case of a deposit made prior to the date on which principal is due, eligible obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent pursuant to clause (i); or
(iii)    a combination of options in the preceding clauses (i) and (ii), which in each case, will be sufficient, without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such New Bonds or portions thereof.
(b)    In this Fifty-Second Supplemental Indenture, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments, which may be issued by the Trustee that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.
(c)    Notwithstanding the foregoing, no New Bond shall be deemed to have been paid as aforesaid unless the Company shall have delivered to the Trustee either:
(i)    an opinion of counsel in the United States who is reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since June 3, 2019, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding New Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or
(ii)    (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of New Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional eligible obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or eligible obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such New Bonds or portions thereof; provided, however, that such instrument may state that the Company’s obligation to make additional deposits as aforesaid shall be subject to the delivery to the Company by a holder of a New Bond of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and (B) an opinion of tax counsel in the United States who is reasonably acceptable to the Trustee to the effect that the holders of the outstanding New Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

ARTICLE TWO

COVENANTS OF THE COMPANY.
SECTION 1.    Confirmation of Covenants by Company in the First Mortgage. All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.
SECTION 2.    Covenant of the Company and Legal Opinion as to Recording. Promptly after the execution and delivery of this Fifty-Second Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Fifty-Second Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Fifty-Second Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.
ARTICLE THREE

MISCELLANEOUS
SECTION 1.    Authentication and Delivery of New Bonds in Advance of the Recording of Fifty-Second Supplemental Indenture. The New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Fifty-Second Supplemental Indenture.
SECTION 2.    Fifty-Second Supplemental Indenture to Form Part of First Mortgage. The provisions of this Fifty-Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof.  From and after the initial issue of the New Bonds, this Fifty-Second Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Fifty-Second Supplemental Indenture had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Fifty-Second Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Fifty-Second Supplemental Indenture, shall be applicable with respect to the New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Fifty-Second Supplemental

Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Fifty-Second Supplemental Indenture and in the New Bonds (save only the Trustee’s certificates upon said New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.
SECTION 3.    Definitions in First Mortgage Shall Apply to Fifty-Second Supplemental Indenture. The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Fifty-Second Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.
SECTION 4.    Executions in Counterparts. This Fifty-Second Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested] by its Secretary or an Assistant Secretary, in ______________, and THE BANK OF NEW YORK MELLON has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, Assistant Vice President or an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY

By
Gustavo Garavaglia
Vice President and Chief Financial Officer

[SEAL]

STATE OF [ ],	)	ss.:
COUNTY OF [ ]	)
On this __ day of June, 2019, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Gustavo Garavaglia, to me known and known to me to be, respectively, the Vice President and Chief Financial Officer of THE DAYTON POWER AND LIGHT COMPANY, an Ohio Corporation and one of the corporations which executed the foregoing instrument, who acknowledged that he did sign and seal said instrument as such Vice President and

Chief Financial Officer for and on behalf of said corporation and that the same is his free act and deed as such Vice President and Chief Financial Officer, and the free and corporate act and deed of said corporation; and said Gustavo Garavaglia, being by me duly sworn, did depose and say: that he resides in _______; that he is the Vice President and Chief Financial Officer of THE DAYTON POWER AND LIGHT COMPANY, an Ohio Corporation and one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order and that he signed his name thereto by order of the Board of Directors of said corporation.
IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

Attest:

Judi L. Sobecki
Vice President, General Counsel and Secretary

STATE OF [ ],	)	ss.:
COUNTY OF [ ]	)
On this __ day of June, 2019, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Judi L. Sobecki, to me known and known to me to be, the Vice President, General Counsel and Secretary of THE DAYTON POWER AND LIGHT COMPANY, an Ohio Corporation and one of the corporations which executed the foregoing instrument, who acknowledged that she did sign and seal said instrument as such Vice President, General Counsel and Secretary for and on behalf of said corporation and that the same is her free act and deed as such Vice President, General Counsel and Secretary, and the free and corporate act and deed of said corporation; and said Judi L. Sobecki, being by me duly sworn, did depose and say: that she the Vice President, General Counsel and Secretary of THE DAYTON POWER AND LIGHT COMPANY, an Ohio Corporation and one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.
IN WITNESS WHEREOF I have hereunto set my hand and official seal.
[SEAL]

THE BANK OF NEW YORK MELLON,
as Trustee

By
Name:
Title:

[SEAL]

Attest:

Name:
Title:

STATE OF NEW YORK,	)	ss.:
COUNTY OF NEW YORK	)

On this __ day of June, 2019, personally appeared before me, a Notary Public within and for said County in the State aforesaid, _______________________________, to me known and known to me to be, respectively, a Vice President and a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Vice President for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Vice President, respectively, and the free and corporate act and deed of said corporation; and said ______________________ being by me duly sworn, did depose and say: that he resides in _______; that he is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that he signed his name thereto by like order.
    IN WITNESS WHEREOF I have hereunto set my hand and official seal.

This instrument prepared by (in consultation with Ohio counsel)

EXHIBIT A
FORM OF GLOBAL PRIVATE BOND
[depository legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FIFTY-SECOND SUPPLEMENTAL INDENTURE ESTABLISHING THIS SERIES.
[non-registration legend]
THE BONDS (OR THEIR PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE BONDS EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE BONDS EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH BONDS MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE BONDS EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.
[registration rights legend]
BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH BONDS, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH BONDS AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 6, 2019 (THE “REGISTRATION RIGHTS AGREEMENT”) AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF BONDS EXCHANGEABLE FOR THE BONDS EVIDENCED HEREBY AND REGISTRATION OF THE BONDS EVIDENCED HEREBY.
[Regulation S legend]
BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE BONDS EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH BONDS, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE FIFTY-SECOND SUPPLEMENTAL INDENTURE), BENEFICIAL INTERESTS IN THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

No. ___    CUSIP No. _________

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
3.950% Series Due 2049
THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to ____________ or registered assigns, on June 15, 2049, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum listed on Schedule I attached hereto in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to December 15, 2019, in which case from June 6, 2019), at the rate of 3.950 per centum (3.950%) per annum in like coin or currency, payable at said office or agency semiannually on June 15 and December 15 in each year, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the June 1 or December 1 immediately preceding such June 15 or December 15, as the case may be (subject to certain exceptions provided in the Fifty-Second Supplemental Indenture referred to herein). If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this Bond shall, in accordance with Section 2(d) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this Bond, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York Mellon), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 3.950% Series Due 2049, of the Company (hereinafter called the Bonds of the Series Due 2049) created and described in a Fifty-Second Supplemental Indenture dated as of June

6, 2019, executed by the Company to The Bank of New York Mellon, as Trustee. Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered fifty-one indentures supplemental thereto, including said Fifty-Second Supplemental Indenture dated as of June 6, 2019, supplementing and amending as therein set forth certain provisions thereof. Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.
For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of a majority in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.
Bonds of the Series Due 2049 may be redeemed, prior to December 15, 2048, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of the Bonds of the Series Due 2049 at least 20 but not more than 60 days prior to the date of redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds of the Series Due 2049 being redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of the scheduled payments of principal and interest on such Bonds of the Series Due 2049 from the redemption date to December 15, 2048 (the date that is six months prior to the maturity date, discounted from their respective scheduled payment dates to the redemption date on semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points, as further described in the Fifty-Second Supplemental Indenture referred to herein. On or after December 15, 2048, Bonds of the Series Due 2049 may be redeemed, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of the Bonds of the Series Due 2049 at least 20 but not more than 60 days prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the Bonds of the Series Due 2049 being redeemed plus accrued and unpaid interest, if any, on the Bonds of the Series Due 2049 to be redeemed to, but excluding, the redemption date.
As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:

“Treasury Yield” means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity (to December 15, 2048) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means, the United States treasury security selected by an independent investment banker as having a maturity comparable to the time period from the redemption date to the remaining term (to December 15, 2048) of the New Bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term (to December 15, 2048).
“Quotation Agent” means the Reference Treasury Dealer.
“Reference Treasury Dealer” means a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”) appointed by BofA Securities, Inc. or J.P. Morgan Securities LLC and their successors or any other Primary Treasury Dealer appointed by the Company.
“Comparable Treasury Price” means, with respect to any date of redemption: (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption Date.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price of the New Bonds and shall be entitled to receive and rely conclusively upon a Treasurer’s Certificate that states the redemption price.
The Bonds of the Series Due 2049 are subject to defeasance in accordance with the Fifty-Second Supplemental Indenture referred to herein.
The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.
Subject to the provisions of any legend set forth hereon, this Bond may be exchanged for a like principal amount of other Bonds or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds of the Series Due 2049 without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes.
A service charge will not be made for any registration of transfer or exchange of Bonds of the Series Due 2049, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
The Bonds of the Series Due 2049 are issuable as registered Bonds without coupons in the denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the First Mortgage, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.
This Bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.
Dated: _____________________

THE DAYTON POWER AND LIGHT COMPANY

By:	Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE
This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

SCHEDULE I

GLOBAL SECURITY

The initial principal amount of New Bonds evidenced by this Global Security is $_________.

CHANGES TO PRINCIPAL AMOUNT OF BONDS EVIDENCED BY GLOBAL SECURITY
Date	Principal Amount of Bonds by which this Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Resulting Principal Amount of Bonds Represented by this Global Security	Notation Made by

EXHIBIT B
FORM OF GLOBAL EXCHANGE BOND
[depository legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FIFTY-SECOND SUPPLEMENTAL INDENTURE ESTABLISHING THIS SERIES.

No. ___    CUSIP No. __________

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
3.950% Series Due 2049
THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to ____________ or registered assigns, on June 15, 2049, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum listed on Schedule I attached hereto in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to December 15, 2019, in which case from June 6, 2019), at the rate of 3.950 per centum (3.950%) per annum in like coin or currency, payable at said office or agency semiannually on June 15 and December 15 in each year, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the June 1 or December 1 immediately preceding such June 15 or December 15, as the case may be (subject to certain exceptions provided in the Fifty-Second Supplemental Indenture referred to herein). The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York Mellon), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 3.950% Series Due 2049, of the Company (hereinafter called the Bonds of the Series Due 2049) created and described in a Fifty-Second Supplemental Indenture dated as of June 6, 2019, executed by the Company to The Bank of New York Mellon, as Trustee. Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered fifty-one indentures supplemental thereto, including said Fifty-Second Supplemental Indenture dated as of June 6, 2019, supplementing and amending as therein set forth certain provisions thereof. Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.
For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture. The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of a majority in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.
Bonds of the Series Due 2049 may be redeemed, prior to December 15, 2048, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of the Bonds of the Series Due 2049 at least 20 but not more than 60 days prior to the date of redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds of the Series Due 2049 being redeemed or (ii) as determined by the Quotation Agent, the sum of the present values of the scheduled payments of principal and interest on such Bonds of the Series Due 2049 from the redemption date to December 15, 2048 (the date that is six months prior to the maturity date, discounted from their respective scheduled payment dates to the redemption date on semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points, as further described in the Fifty-Second Supplemental Indenture referred to herein. On or after December 15, 2048, Bonds of the Series Due 2049 may be redeemed, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of the Bonds of the Series Due 2049 at least 20 but not more than 60 days prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the Bonds of the Series Due 2049 being redeemed plus accrued and unpaid interest, if any, on the Bonds of the Series Due 2049 to be redeemed to, but excluding, the redemption date.As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:
“Treasury Yield” means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity (to December 15, 2048) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, the United States treasury security selected by an independent investment banker as having a maturity comparable to the time period from the redemption date to the remaining term (to December 15, 2048) of the New Bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term (to December 15, 2048).
“Quotation Agent” means the Reference Treasury Dealer.
“Reference Treasury Dealer” means a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”) appointed by BofA Securities, Inc. or J.P. Morgan Securities LLC and their successors or any other Primary Treasury Dealer appointed by the Company.
“Comparable Treasury Price” means, with respect to any date of redemption: (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption Date.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
The Trustee shall have no responsibility for any calculation or determination in respect of the establishment of the redemption price of the New Bonds and shall be entitled to receive and rely conclusively upon a Treasurer’s Certificate that states the redemption price.
The Bonds of the Series Due 2049 are subject to defeasance in accordance with the Fifty-Second Supplemental Indenture referred to herein.
The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.
Subject to the provisions of any legend set forth hereon, this Bond may be exchanged for a like principal amount of other Bonds or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds of the Series Due 2049 without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture. The Company and the Trustee may deem and treat the person in whose name this

Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes.
A service charge will not be made for any registration of transfer or exchange of Bonds of the Series Due 2049, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
The Bonds of the Series Due 2049 are issuable as registered Bonds without coupons in the denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the First Mortgage, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.
This Bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the facsimile signature of its Secretary or an Assistant Secretary.
Dated: _____________________

THE DAYTON POWER AND LIGHT COMPANY

By:	Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE
This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

SCHEDULE I

GLOBAL SECURITY

The initial principal amount of New Bonds evidenced by this Global Security is $_________.

CHANGES TO PRINCIPAL AMOUNT OF BONDS EVIDENCED BY GLOBAL SECURITY
Date	Principal Amount of Bonds by which this Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Resulting Principal Amount of Bonds Represented by this Global Security	Notation Made by

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY

The Bank of New York Mellon, as Trustee
240 Greenwich Street, 7E
New York, New York 10286
Attention: Corporate Trust Administration – Corporate Finance Unit
Re:    The Dayton Power and Light Company

Private Bonds
Reference is hereby made to the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1935 among The Dayton Power and Light Company (the “Company”) and The Bank of New York Mellon, as trustee, as amended and supplemented and the Fifty-Second Supplemental Indenture dated as of June 6, 2019 relating to the Company’s First Mortgage Bonds, 3.950% Series Due 2049 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
This letter relates to $_________________ principal amount of Private Bonds which are evidenced by a 144A Global Security (CUSIP No. _________) and held with the Clearing Agency indirectly in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in such Private Bonds to a person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 903 or 904 under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor does hereby further certify that:
The offer of such Private Bonds was not made to a person in the United States,
(A)    either:
(i)    at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or
(ii)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
(B)    no directed selling efforts have been made in contravention of the requirements of Rule 904(b) under the Securities Act, as applicable;

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(C)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(D)    we have advised the transferee of the transfer restrictions applicable to such Private New Bonds.
You and the initial purchasers of the New Bonds are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Fifty-Second Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.
Dated:__________________
[Insert Name of Transferor]
By:

                            Name:

                            Title:
(If the registered owner is a corporation,
partnership or fiduciary, the title of the
person signing on behalf of such registered
owner must be stated.)
Signature guarantee: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

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EXHIBIT D

FORM OF TRANSFER CERTIFICATE
REGULATION S GLOBAL SECURITY TO 144A GLOBAL SECURITY

The Bank of New York Mellon, as Trustee
240 Greenwich Street, 7E
New York, New York 10286
Attention: Corporate Trust Administration – Corporate Finance Unit

Re:    The Dayton Power and Light Company

Private Bonds
Reference is hereby made to the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1935 among The Dayton Power and Light Company (the “Company”) and The Bank of New York Mellon, as trustee, as amended and supplemented and the Fifty-Second Supplemental Indenture dated as of June 6, 2019 relating to the Company’s First Mortgage Bonds, 3.950% Series Due 2049 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
This letter relates to $_________________ principal amount of Private Bonds which are evidenced by a Regulation S Global Security (CUSIP No. _________) and held with the Clearing Agency indirectly in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in such Private New Bonds to a person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor does hereby certify that (i) the Transferor’s interest in such Private Bonds is being transferred in accordance with the transfer restrictions set forth in the Supplemental Indenture; and (ii) the transferee is a person who the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
You and the initial purchasers of the New Bonds are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Dated:__________________

D-1

[Insert Name of Transferor]

By:	Name: Title:
(If the registered owner is a corporation,
partnership or fiduciary, the title of the
person signing on behalf of such registered
owner must be stated.)

Signature guarantee: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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